EXHIBIT 99.1

NEWS RELEASE
DRESS BARN, INC. REPORTS SEPTEMBER COMPARABLE STORE SALES INCREASE OF 13 PERCENT

SUFFERN, NY - OCTOBER 5, 2006 - Dress Barn, Inc. (NASDAQ - DBRN), a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands, today reported its fiscal September sales results.

Total sales for the five-week fiscal period ended September 30, 2006 increased 18% to $142.1 million compared to $120.3 million reported for the five weeks ended October 1, 2005. Comparable store sales increased 13% for the fiscal month of September.

Comparable store sales for the Company and by store brand for the fiscal month ended September 30, 2006 were as follows:

---- Comparable Store Sales ----
September

dressbarn	+16%
maurices	+ 8%

Total Comparable Store Sales	+13%

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of September 30, 2006, the Company operated 803 dressbarn stores in 45 states and 551 maurices stores in 40 states. For more information, please visit www.dressbarn.com and www.maurices.com.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are not historical in nature and are “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 30, 2005 and Form 10-Q for the quarter ended April 29, 2006.

CONTACT:	Dress Barn, Inc.
Investor Relations
(845) 369-4600